Exhibit 10.6



                      STRATFORD INTERNET TECHNOLOGIES INC.

AGREEMENT:

Made by the Client, in the Month of February on the day of 17 in the year of 1999 by Stratford Internet Technologies and between Bingo.Com (hereinafter referred to as the "The Client" with its offices ADDRESS listed at the bottom of this form) and Stratford Internet Technologies (hereinafter referred to as "Stratford" with its Mailing address at 500-1168 Hamilton Street, Vancouver, BC Canada V6B 2S2).

WHEREAS:

Stratford has been commissioned to create, maintain, upgrade and supply artwork, computer files, and coding for The Client's existing, or soon to be existing, website site at: www.bingo.corn.

Stratford has been contracted for the terms of 250,000 common shares of Bingo.com (BIGG: OTC-BB) for the development of a portal community site which includes a free e-mail and free website (user) system incorporated into the Bingo.com domain.

Stratford will be responsible for development costs.

Bingo.com will be responsible for all costs of required software and hardware related to website technologies and hosting issues (licenced 3rd party software technologies and servers for e-commerce, hosting and e-mail).

WEBPAGE AND WEBSITE DEVELOPMENT:

The Client agrees and understands the limits of terms and conditions listed in this contract. Below is a detailed outline of what is included with The Client's new website. Any services or items created or supplied by Stratford for the Client's website beyond the terms or limits listed in this contract, will be billed to the Client at an hourly rate. Once the Client signs and sends in this contract to Stratford Internet Technologies, there will be no changes or modifications made to this contract. Stratford reserves the right to cancel or terminate this contract in the event the Client breaches the terms listed within.

FEES:

These fees apply to the maintenance, upgrading, creation, designing and programming of the website as well as approved adaptations, revisions, and changes made to it by Stratford Internet Technologies. Billing for all services that are above and beyond the terms listed in this contract that are billed at an hourly rate, shall be submitted to the Client by Stratford Internet Technologies, at the end of each month. Final payment of the balance shall be made within 30 days of submission (or by the terms outlined in the final invoice of the overall order) of invoice as hereinabove set forth. Stratford shall be entitled to reasonable legal fees in the event the services of an attorney are necessary for collection. Cheques, Money Orders, and Wire Transfers must be made out to Stratford Internet Technologies. Bank account and routing information is available upon request. The Client will pay all appropriate taxes that would apply, Provincial and Federal included. Stratford reserves the right to change prices of additional custom coding, and graphics development at any time. All prices and maintenance set forth in this agreement shall not be subject to change for one year.

1) Authorization:

The Client is engaging Stratford, as an independent contractor for the specific project of developing and/or improving a World Wide Web site to be installed on The Client's server. The Client hereby authorizes Stratford to access this account, and authorizes the Internet Service Provider to provide Stratford with "write permission" for









    Stratford Internet Technologies Inc. o Suite 500 - 1168 Hamilton Street
        Vancouver, BC V6B 2S2 o Phone: 604-683-0250 o Fax: 604-683-7570
                            www.stratfordinternet.com

The Client's web page directory, cgi-bin directory, and any other directories or programs which need to be accessed for this project. The Client also authorizes Stratford to publicize their completed Web site to Web search engines, as well as other Web directories and indexes,

2) Basic Maintenance:

The maintenance or upgrades will begin on the date that this agreement is signed. Upgrades will be done on thirty (30) minute increments; All upgrades that exceed the project outlines will be billed at $125.00 an hour in thirty
(30) minute increments. No other parties shall have the right to change or alter The Client's Website other than Stratford Internet Technologies, or the owner(s) of The Client. If The Client or an agent other than Stratford attempts updating The Client's web pages, time to repair Web pages will be assessed at the hourly rate, and is not included as part of the updating time.

3) Web page construction and Deposit:

Stratford shall design Client's Website with:

     I)   Free E-mail Service to Users and Members of Bingo.Com:

     Ii)  Free Web Page and Free (limited) server space on Bingo.com:

     Iii) Custom Graphics and Interface Design:

     Vi)  Links:

     V)   Photos and other Graphics:

     Vi) Setup and Installation: Installation of Web pages on the Client's ISP host computer or server of their choice.

     Vii) Email Responses: E-mail response link on each Web page to any e-mail address that the Client designates.

     Viii)Forms: Feedback or guestbook form (Basic CGI program included. Includes up to 20 fields. Extra charges may be incurred if the Client's Internet Service Provider does not use a Unix operating system.

4) Consultant's warranties:

Stratford represents as follows:

     i) That Stratford will create and use Artwork, Clipart, Programming and website pages other than the Client's logo and except for artwork and coding supplied by the Client;

     ii) That Stratford has the full and unrestricted right to make this agreement;

     iii) That the artwork will not infringe upon any statutory copyright;

     iv)  That it contains no matter contrary to the law;

     v) That Stratford has the right to use the likeness of all the persons depicted in the artwork where Stratford has supplied the likeness;

     vi) That Stratford will indemnify the Client and hold the Client harmless from any and all claims arising therefrom, including legal fees;



    Stratford Internet Technologies Inc. o Suite 500 - 1168 Hamilton Street
        Vancouver, BC V6B 2S2 o Phone: 604-683-0250 o Fax: 604-683-7570
                            www.stratfordinternet.com

5) The Client Warranties:

The Client represents as follows:

     i) That all artwork, design, logos, likeness, or photos of persons as supplied by the Client are with proper permission;

     ii) That any artwork supplied by the Client does not infringe on any statutory right;

     iii) That the Client will indemnify and hold harmless Stratford from any and all claims arising therefrom, including legal fees.

Related Development and Maintenance Issues and Standard Terms

i)   Changes to, and Submitting Text:

Time required to make substantive changes to client-submitted text after the Web pages have been constructed will be additional fees, billed at the hourly rate and is not part of the maintenance terms. All text that is to be placed onto the The Client's Web Pages must be submitted to Stratford on floppy disk, Zip Disk, CD-Rom or, Emailed to Stratford, or made available to Stratford by means of the internet or world wide web. All text that is in need of actual retyping by Strafford will be billed at $75.00 an hour. Large text areas (1,200 words or more) for web pages that need a considerable amount of formatting is billed at an hourly rate of $100.00(hr) and is not part of any maintenance plan.

i)   Changes to Graphics and Images:

All images and graphics that are to be placed on or changed on the Client's web pages must be submitted to Stratford on floppy disk, Zip Disk, CD-Rom or, Emailed to Stratford, or made available to Stratford by means of the internet or world wide web. All images and graphics to be used on the Client's web pages must be in either a *.jpg or *.gif format Any image or graphic that needs to be reformatted or resized or altered in any way to fit on the Client's web pages, will be billed at an hourly rate of $150.00. Stratford can and will add standard clipart or icons from its collection at the Clients request. However, this does not mean that Stratford will create a custom graphic or reformatt graphics without additional changes. These changes and creations of graphics are not part of the development and maintenance terms, and are billed at an hourly rate.

ii)  Sounds or Music:

All sound and music to be used on the Client's website must be submitted to Stratford Internet Technologies in the appropriate format to be used on the Client's web pages. Any changes, reformatting or converting of a sound or music file, by Stratford will be billed at an hourly rate of $150.00. (e.g. a *.wav file needs to be changed to a *.au file.).

All Sound and music files must be submitted to Stratford by the Client on floppy disk, Zip Disk, CD-Rom or, Emailed to Stratford, or made available to Stratford by means of the Internet or World Wide Web.

iii) Plug-ins:

All plug-ins that the Client wishes to use for their webpages are included in this development and maintenance contract, provided that the support files and the plug-in are made available. (This would include giving Stratford the manufacturer URL's to download the plug-ins or the Client suppling it to Stratford. All additional manufacturer fees would be billed to the Client). Any changes to the files or support files for the plug-ins must be submitted to Stratford by the Client on floppy disk, Zip Disk, CD-Rom, Emailed to Stratford Internet Technologies, or made available to Stratford by means of the internet or world wide web. Any additional coding









    Stratford Internet Technologies Inc. o Suite 500 - 1168 Hamilton Street
        Vancouver, BC V6B 2S2 o Phone: 604-683-0250 o Fax: 604-683-7570
                            www.stratfordinternet.com
or upgrading to the plug-ins that requires reformatting, new coding, or the creation of files will be billed at an hourly rate of $150.00. If plug-ins are to be upgraded due to a newer version issued by the manufacturer, and no additional changes by Stratford are required, there will be no additional charges for the upgrade.

NOTE: This does not include, reconfiguring servers, setting up mime type on the server, or an extended installation that requires a reformatting of the user end files or recoding of the web page.

Plug-in NOTE: Setting up and maintaining plug-ins, can be very easy or very difficult, depending on the plug-in in question and servers being used. Most plug-ins are easy to maintain and upgrade and Stratford would not charge for most changes. However, Stratford reserves the right to charge an hourly rate for updating and maintaining plug-ins on Client's web pages and Website, at Stratford Internet Technologies's own discretion.

iv)  Custom or Advance Coding:

Stratford will maintain any custom coding or custom scripts that the Client's supplies for their webpages or Website. This would include, but is not limited to Java Script, CG1 Scripts, or advance HTML coding (DHTML, CSS, or Style Sheets.). If the Client supplies the scripts to Stratford, then it is assumed that these scripts and codes are ready to be setup, installed and will run properly on the Client's webpages or Website. If Stratford has to remove the script to get the Client's webpages working, recode them, or requires reformatting of the webpage, the Client will be billed an hourly rate of $150.00. If Stratford has to recode any existing script or supply new scripts for the Client's web page, the Client will be billed an hourly rate of $150.00.

If Stratford supplies the scripts, there will be a fee of $150.00 an hour for developing and setting them up on the Clients Web pages. Once the scripts are up and running on the Client's web pages, there will be no additional charges to maintain them on the Client's web pages, provided that there are no additional changes to be made to the scripts.

v)   Advertising and Search Engines:

Upon payment of all fees herein, the Client shall have the nonexclusive right to reproduce the completed artwork as interior illustrations, appear on merchandise, in the form a jacket of any packaging or software, on any book or manual thereof which may print or publish for the packaging and instruction of the merchandise which it sells or distributes for the life of this contract.

Stratford does not take responsibility for the placement of the Client's webpages or website by selected Internet search engines. Stratford shall have the right to add the Client's Website or webpages to its link section on the Stratford Website, and to show any or all parts of the Client's Website as an example of Stratford Internet Technologies' work, whether by directing people to the Client's webpages or Website, or by showing the Client's Website on remote computers or in Stratford's portfolio. Stratford reserves the right to place an icon and link on the clients web site intending to redirect all visitors back to the Stratford Website, on all webpages and websites that it creates and maintains for the Client.

The Client shall have the right to show its Website or webpages to the public on the World Wide Web, or Internet.

The Client shall also have the right to print the Website and use its likeness in any print, video, software or multimedia marketing, provided that the client does not make any changes or modifications to Stratford work. The Client shall notify Stratford of any mass distribution of the likeness of its Website or webpages that Stratford has created or modified.

vi)  Additions:

The Client will receive at no extra charge, changes to text or graphics on their Website for the duration of this contract (within the limits stated in the contract), with all terms and conditions applying from the date of signing of this contract, provided that the Client provides the text or graphics to Stratford. All other changes to graphics,






    Stratford Internet Technologies Inc. o Suite 500 - 1168 Hamilton Street
        Vancouver, BC V6B 2S2 o Phone: 604-683-0250 o Fax: 604-683-7570
                            www.stratfordinternet.com
text, coding & styles on the Client Website will be billed at $150.00 an hour, in thirty (30) minute increments. The addition of any custom created graphics, and images by Stratford, will be billed at an hourly rate of $150.00.

vii) Uploading and Installation:

Stratford will upload and install the changes to all of the Client's web pages and Website on the Client' s server (Server fees and costs are not included with fix rates).

viii) Non-disclosure and Security:

Stratford takes the privacy and security of its customers and it self very seriously. The Client shall maintain all information obtained by Stratford in the strictest confidences. Stratford shall not disclose or reveal any information obtained from the client to any individual or other entity for the life of this contract or until it has been released to the public by the Client.

All passwords, high security issues, ways of operation, business practices and corporate secrets of the Client, shared with Stratford, shall remain in the highest confidence and will not be reveled or given out by Stratford. The Client shall also hold all information obtained from Stratford in the highest confidence.

All business secrets, passwords, and high security issues, obtained by the Client about the way Stratford operates shall not be given out or revealed to anyone. Violation of these security issues can result in the penalty of the law.

ix) Copyrights and Ownership:

Any image, graphics, sound, music, custom coding or scripts, text and any other material supplied by the Client to Stratford, will remain the property of its owner, be it Client or a 3rd party. Stratford assumes, that any items or materials supplied by the Client, for it's web pages or Website, are legally and lawfully obtained by the Client. The Client shall assume all the legal rights and responsibilities of obtaining any materials that it supplies to Stratford for it's webpages. The Client shall be held responsible for any unlawfully obtain ad materials and related fees, it supplies to Stratford for it's webpages. This would include, but is not limited to, legal fees, court fees, lawyer fees, copyright violation fees, and all fees that would apply from a copyright infringement lawsuit. Stratford shall not reuse or modify any image, graphics, sound, music, custom coding or scripts, text and any other material supplied by the Client, for any other webpage or Website that Stratford works on, without approval from the client.

Any image, graphics, sound, music, custom coding or scripts, text and any other material supplied by Stratford shall remain the property of Stratford Internet Technologies. Stratford shall give the right to the Client, to have any of its copyright material used for the Client's web pages or Website for the length of this contract. If this contract expires and the Client does not retain Stratford to remain as their Website maintenance company. Stratford has the right to remove all and any, image, graphics, sound, music, custom coding or scripts, text and any other material that was supplied by Stratford during the length of this contract. Stratford shall assume all rights and legal copyrights of any items supplied to the Client. Stratford reserves the right to use the same images, likeness of, or modified versions of any image, graphics, sound, music, custom coding or scripts, text and any other material supplied by Stratford for any other webpage or Website that Stratford is working or will work on. All Stratford logo's, designs, images, and trademarks are copyright Stratford Internet Technologies.

x)   ISP and Server Charges:

The Client understands and realizes that this contract does not provide ISP (Internet Service Provider) services or a Web Hosting server. That the Client must obtain their own Internet connection and secure it's own web space on a Web Server. That the charges for an ISP and Web Server are not included in the prices listed here for web development. The Client will also provide Stratford the location of the ISP or web Server that will be used for the maintenance of it's Website or web pages. By providing, any passwords, codes, URLs, directories, FTP addresses, user names or any other information that is directly involved or needed for Stratford to perform it's obligations to the Client. The Client or Stratford shall also inform the Client's ISP or web Host of the fact that Stratford is





    Stratford Internet Technologies Inc. o Suite 500 - 1168 Hamilton Street
        Vancouver, BC V6B 2S2 o Phone: 604-683-0250 o Fax: 604-683-7570
                            www.stratfordinternet.com
maintaining the Client's Website or web pages, and that the ISP shall allow Stratford to work on and make changes on their servers or computers as needed.

xi) Understanding of Contract and Terms:

The Client understands and agrees with these terms that are listed. The Client, by hiring Stratford and going into this agreement, acknowledges that he/she has read this contract and will be bound to the terms of it. The Client acknowledges that Stratford has the right to make this contract, and to terminate it if the terms here as above are broken by the Client. Stratford will not give refunds or exchanges for any terminated or canceled contracts. If the contract is terminated for any reason, the Client shall be billed for work not yet paid for, that was completed by Stratford.

xii) Headings:

Headings used in the agreement are for convenience only and shall not be used to interpret or construe its provisions.

xiii) Notices:

All notices or other documents under this agreement shall be in writing and delivered personally or fax received, or mailed by certified mail, postage prepaid, addressed to Stratford and the Client at their last known addresses. Any extras that are added on by the Client, will be billed by either an hourly or page rate. All additions must be approved before, by the Client and submitted to Stratford in writing and delivered personally or fax received, or mailed by certified mail, postage prepaid, addressed to Stratford Internet Technologies.

xiv) Expenses:

Stratford reserves the right to charge the Client all and any additional fees or expenses which might occur from the creation, maintenance or development of the Client's website or web pages. In which Stratford incurs a cost or bill from an outside agency, organization, company or any other entity. This would include, but is not limited to: Travel Expenses, Long Distance Phone Calls, Obtaining specific Programs or Plug-ins, Creating and producing all Printed materials
(such as; brochures,  manuals,  posters,  etc....),  Hiring outside contractors,
Obtaining Specific hardware or computer equipment, Obtaining specific licenses or copyrights, Obtaining specific equipment, All reproduction cost of the Client's website or webpages (such as; Reproducing on floppy disks, Zip disks, CD-Roms, or any other portable computer medium.), Obtaining an ISP, Server or Web Space for the Client. Stratford shall inform the Client before beginning any development or obtaining any services, equipment or software, that would require the need of an added Expense or Fee to the Client.

7)   Stratford Billing and Payment Terms and Incentives

i)   Payment and Billing Terms:

All orders and maintenance contracts must be accompanied by(a deposit of) at least 50% of the overall cost of the order when submitted. All extra maintenance and additions that are billed at an hourly rate shall be billed to the Client at the end of each month. All invoices must be paid within thirty days (30) of invoice date. All maintenance fees must be paid at least thirty days (30) before termination of the maintenance contract.

All delinquent accounts will be assessed a $25 charge if payment is not received within 30 days of the invoice date. If an account remains delinquent 31 days after its invoice date, an additional 5% penalty will be added for each month of the delinquency. Stratford reserves the right to remove or make unattainable any webpage or Website or portion of the work, of a delinquent account until full payment is received. (A setup and installation fee of $100.00 will apply for restoring the Client's website and $25.00 per web page to be viewed on the Web or Intenet or an in-house Intranet)






    Stratford Internet Technologies Inc. o Suite 500 - 1168 Hamilton Street
        Vancouver, BC V6B 2S2 o Phone: 604-683-0250 o Fax: 604-683-7570
                            www.stratfordinternet.com


Between:       Stratford Internet Technologies Inc.
               500-1168 Hamilton Street
               Vancouver, B.C.
               V613 2S2

And:           Bingo.Com
               702-543 Granville
               Vancouver, B.C.
               V6C I X8

Darren Little
President, Bingo.Com

Per: ------------------------------- witness --------------------------


Robert Craig
President, Stratford Internet Technologies, Inc.



Per: ------------------------------- witness --------------------------













    Stratford Internet Technologies Inc. o Suite 500 - 1168 Hamilton Street
        Vancouver, BC V6B 2S2 o Phone: 604-683-0250 o Fax: 604-683-7570
                            www.stratfordinternet.com

Between:       Stratford Internet Technologies Inc.
               500-1168 Hamilton Street
               Vancouver, B.C.
               V613 2S2

And:           Bingo.Com
               702-543 Granville
               Vancouver, B.C.
               V6C I X8

Darren Little
President, Bingo.Com


Per: ------------------------------- witness --------------------------

Robert Craig
President, Stratford Internet Technologies, Inc.



Per: ------------------------------- witness --------------------------


















    Stratford Internet Technologies Inc. o Suite 500 - 1168 Hamilton Street
        Vancouver, BC V6B 2S2 o Phone: 604-683-0250 o Fax: 604-683-7570
                            www.stratfordinternet.com